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                                                                    EXHIBIT 3.03


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        NATURAL GAS SERVICES GROUP, INC.


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is NATURAL GAS SERVICES GROUP, INC.

     SECOND: The following amendments to the Articles of Incorporation were duly adopted by the board of directors on July 25, 2001, in accordance with Section 7-106-102 of the Colorado Business Corporation Act.

     Article II of the Articles of Incorporation is hereby amended by adding the following Section II.6:

          Section II.6 Convertible Series A Preferred Stock. Of the 5,000,000 shares of the Corporation's $0.01 par value preferred stock authorized, 1,177,000 shares of the Corporation's preferred stock shall consist of 10% Convertible Series A Preferred Stock ("Convertible Series A"). The rights, preferences, privileges and restrictions imposed upon the Convertible Series A are as follows:

               (a) Dividends. The holders of the Convertible Series A shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of 10% percent of the Liquidation Value per annum in cash, when and if declared by the Board of Directors which shall be preferential to dividends on any Junior Securities. The dividend on the Convertible Series A shall be payable quarterly beginning 30 days after the last day of the first calendar quarter after the issuance of the Convertible Series A ("Original Issue Date") and 30 days after the end of each calendar quarter thereafter, when and if declared by the Board of Directors. Any dividends earned on the Convertible Series A from the Original Issue Date to the end of the first calendar quarter after the Original Issue Date, shall be earned pro rata from the Original Issue Date.

                    If any dividends payable on the Convertible Series A are not paid for any reason, the right of the holders of the Convertible Series A to receive payment of such dividends shall not lapse or terminate, but said unpaid dividends shall accumulate and shall be paid without interest to the holders of the Convertible Series A, when and if declared by the Board of Directors of the Corporation, before any sum or sums shall be set aside for or applied to the purchase or redemption of the Convertible Series A or the purchase, redemption or other acquisition for value of any Junior Securities and before any dividend shall be paid or declared, or any other distribution shall be ordered or made, upon any Junior Securities. After cumulative dividends on the Convertible Series A for


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          all past dividend periods and for the then current year dividend period shall have been declared and paid or set apart, if the Board of Directors may declare dividends out of funds legally available therefor, such additional dividends may be declared on any Junior Securities. "Junior Securities" as used herein means any of the Corporation's equity securities other than the Convertible Series A shares.

               (b) Liquidation and Dissolution. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders each share of Convertible Series A shall be entitled to receive, in preference to any payment on any Junior Securities of the Corporation, an amount equal to three dollars and twenty-five cents ($3.25) per share, plus cumulative dividends as provided in Section II.6(a) of this Article II accrued and unpaid to the date payment is made available to the Convertible Series A (the "Liquidation Value"). After the full preferential liquidation amount has been paid to, or determined and set apart for, Convertible Series A, the remaining assets shall be payable to the holders of the Corporation's Junior Securities. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Convertible Series A, the Convertible Series A shall receive such funds pro rata on a share for share basis until the full liquidating preference on the Convertible Series A is paid in full.

                    A reorganization described in (d)(iv)(6) below shall not be considered to be a liquidation, winding up or dissolution within the meaning of this Section II.6(b) of this Article II and the Convertible Series A shall be entitled only to the rights provided in the plan of reorganization.

               (c) Voting. A holder of a share of Convertible Series A shall be entitled to one vote on any and all matters, including the election of directors, and shall, except as otherwise may be provided by law, vote as a class with the holders of outstanding Common Stock.

               (d) Conversion Rights. The holders of Convertible Series A have the following conversion rights (the "Conversion Rights"):

                    (i) Right to Convert. Subject to any prior automatic
               conversion under subsection (ii) immediately below, each share of Convertible Series A shall be convertible at the option of the holder, at the office of the Corporation or of any transfer agent for such Convertible Series A, as the case may be, into fully paid and nonassessable shares of Common Stock, at a conversion price of $3.25 per share, subject to adjustment pursuant to paragraph (d)(iv) below ("Conversion Price").


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                    (ii) Automatic Conversion. Each share of Convertible Series
               A shall be automatically converted into Common Stock if, at any time after six months from the completion of the first offering by the Corporation, pursuant to a registration statement declared effective by the United States Securities and Exchange Commission, the closing market price of the Common Stock equals or exceeds 200% of the Conversion Price for 20 consecutive trading days. Upon the occurrence of such event, each share of Convertible Series A shall be converted into fully paid and nonassessable shares of Common Stock at the Conversion Price.

                    (iii) Mechanics of Conversion. Before any holder of shares of Convertible Series A shall be entitled to convert the same into full shares of Common Stock pursuant to paragraph (d)(i) above, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Convertible Series A, as the case may be, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the holder's name or the name or names of the holder's nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver or cause to be issued and delivered at such office to such holder, or to the holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which the holder shall be entitled as aforesaid. A conversion pursuant to paragraph (d)(i) above shall be deemed to have occurred immediately prior to the close of business on the date of such surrender of the shares of Convertible Series A to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                         Upon automatic conversion of Convertible Series A into
               full shares of Common Stock pursuant to paragraph (d)(ii) above, the holder of the Convertible Series A shall, upon request by the Corporation, surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such Convertible Series A, as the case may be, and shall state therein the holder's name or the name or names of the holder's nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver or cause to be issued and delivered at such office to such holder, or to the holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which the holder shall be entitled as aforesaid.


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                         Each holder of the Convertible Series A whose
               Convertible Series A is converted to Common Stock shall be entitled to, and the Corporation shall promptly pay in cash, or set aside for payment, all unpaid dividends with respect to such converted shares of the Convertible Series A, earned to and including the date of conversion. A holder of the Convertible Series A shall not be entitled to any remaining dividends with respect to the Convertible Series A so converted, but shall be entitled to receive, on the date of the conversion, the arrearages, if any, with respect to any shares of the Convertible Series A so converted.

                    (iv) Adjustments to Conversion Price.

                         (1) Special Definitions. For purposes of this paragraph
                    (d), the "Original Issue Date" shall mean, the original date on which a share of Convertible Series A was first issued to each such shareholder and "Market Price" shall be determined as follows:

                              a) if the Common Stock is listed and registered on
                         any national securities exchange or traded on The Nasdaq Stock Market ("Nasdaq"), the closing bid price;

                              b) if such Common Stock is not at the time listed
                         on any such exchange or traded on Nasdaq but is traded on the OTC Bulletin Board, or if not, on the over-the-counter market as reported by the National Quotation Bureau or other comparable service, the closing bid price for such stock; or

                              c) if clauses a) and b) above are not applicable,
                         the fair value per share of such Common Stock as determined in good faith and on a reasonable basis by the Board of Directors of the Corporation.

                         (2) Adjustment for Stock Splits and Combinations. If
                    the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the applicable Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and, conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustments under this paragraph (d)(iv)(2) shall become effective at the close of business on the date the subdivision or combination becomes effective.


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                         (3) Adjustment for Certain Dividends and Distributions.
                    In the event the Corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock, then and in each event the applicable Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                              a) the numerator of which shall be the total
                         number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                              b) the denominator of which shall be the total
                         number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this paragraph (d)(iv)(3) as of the time of actual payment of such dividends or distributions.

                         (4) Adjustment for Other Dividends and Distributions.
                    In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in such event provisions shall be made so that the holders of Convertible Series A shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the amount of securities of the Corporation which they would have received had their Convertible Series A been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period) receivable by


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                    them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph (d) with respect to the rights of the holders of the Convertible Series A.

                         (5) Adjustment for Reclassification, Exchange, or
                    Substitution. If the Common Stock issuable upon the conversion of the Convertible Series A at any time or from time to time after the Original Issue Date, shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividends provided for in paragraphs (d)(iv)(2) and (3) above, or a reorganization, merger, consolidation, or sale of assets provided for in paragraph (d)(iv)(6) below, then, and in each such event, provisions shall be made (by adjustment to the Conversion Price or otherwise) so that the holder of each share of Convertible Series A shall have the right thereafter to convert each share of Convertible Series A into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such share of Convertible Series A might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                         (6) Adjustment for Reorganization, Merger,
                    Consolidation or Sales of Assets. If at any time or from time to time after the Original Issue Date, there shall be a capital reorganization of the Corporation (other than a subdivision, combination, reclassification, exchange or substitution of shares provided for in paragraphs (d)(iv)(2) and (5) above) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made (by adjustment to the Conversion Price or otherwise) so that the holders of the Convertible Series A shall thereafter be entitled to receive upon conversion of the Convertible Series A, the number and kind of shares of stock or other securities or property of the Corporation, or of any successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled if such capital reorganization, merger, consolidation, or sale occurred on the date of the conversion.


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                         (7) Adjustment for Public Offering of Common Stock. If
                    the Corporation completes a public offering of Common Stock at a price less than 150% of the Conversion Price, the Conversion Price will be reduced to the price at which such public offering is completed.

                         (8) Adjustment for Investments. If the Corporation
                    should at any time receive any investment in the Corporation (other than through the conversion of convertible securities or the exercise of options or warrants outstanding before the Original Issue Date at a price equivalent to less than the Conversion Price in effect immediately prior to the time that the investment is made, the Conversion Price shall be automatically adjusted to a price (computed to the nearest cent) determined by dividing (i) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such investment multiplied by the Conversion Price in effect immediately prior to such investment, and (y) the consideration, if any, received by the Corporation through the investment, by (ii) the total number of shares of Common Stock outstanding immediately after such investment.

                         For purposes of this paragraph 8, the following
                    provisions shall also be applicable:

                              (A) Rights, Options, or Warrants. In case the
                         Corporation shall in any manner grant any right to subscribe for or to purchase, or any option or warrant for the purchase of shares of Common Stock or for the purchase of any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as the "Underlying Convertible Securities") and if the minimum price per share for which shares of Common Stock are issuable, pursuant to such rights, options, warrants or upon conversion or exchange of such Underlying Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, options, or warrants plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights, options. or warrants under the terms of such rights, options, or warrants at the time of making such computation, plus, in the case of such Underlying Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof


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                         under the terms of such Underlying Convertible
                         Securities at the time of making such computation, by
                         (ii) the total maximum number of shares of Common Stock issuable pursuant to such rights, options, or warrants or upon the conversion or exchange of the total maximum amount of such Underlying Convertible Securities issuable upon the exercise of such rights, options, or warrants under the terms of such rights, options, warrants or Underlying Convertible Securities at the time of making such computation) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable pursuant to such rights, options, warrants or upon conversion or exchange of the total maximum amount of such Underlying Convertible Securities issuable upon the exercise of such rights, options, or warrants under the terms of such rights, options, warrants or Underlying Convertible Securities at the time of making such computation shall (as of the date of granting of such rights, options, or warrants) be deemed to be outstanding and to have been issued for said price per share as so determined and the Conversion Price shall be adjusted as provided above; provided, that no further adjustment of the Conversion Price shall be made upon the actual issue of shares of Common Stock so deemed to have been issued unless the price per share received by the Corporation upon the actual issuance of shares of Common Stock so deemed to be issued differs from the price per share which was last used to adjust the Conversion Price or unless by the terms of such rights, options or warrants or Underlying Convertible Securities the price per share which the Corporation will receive upon any such issuance of shares of Common Stock differs from the price per share which was last used to adjust the Conversion Price, in either of which events the Conversion Price shall be adjusted upon the occurrence of either such event to reflect the new price per share of Common Stock; and further provided, that, upon the expiration of such rights (including rights to convert or exchange), options or warrants (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable pursuant to such rights, options, or warrants (including rights to convert or exchange) that were not exercised, shall no longer be deemed to be issued and outstanding, and (b) the Conversion Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made


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                         on the basis of the issue only of the shares of Common
                         Stock actually issued upon the exercise of such rights, options, or warrants or upon conversion or exchange of such Underlying Convertible Securities.

                              (B) Convertible Securities. If the Corporation
                         shall in any manner issue or sell any Convertible Securities other than the rights, options, or warrants described in Section 8(A) hereof and if the minimum price per share for which shares of Common Stock are issuable upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof under the terms of such Convertible Securities at the time of making such computation, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities under the terms of such Convertible Securities at the time of making such computation) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities at the time of making such computation shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for said price per share as so determined and the Conversion Price shall be adjusted as provided above; provided, that no further adjustment of the Conversion Price shall be made upon the actual issue of shares of Common Stock so deemed to have been issued unless the price per share received by the Corporation upon the actual issuance of shares of Common Stock so deemed to be issued differs from the price per share which was last used to adjust the Conversion Price or unless by the terms of such Convertible Securities the price per share which the Corporation will receive upon any such issuance of shares of Common Stock differs from the price per share which was last used to adjust the Conversion Price, in either of which events the Conversion Price shall be adjusted upon the occurrence of either such event to reflect the new price per share of Common Stock; and, further provided that if any such issue or sale of such Convertible Securities is


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                         made upon exercise of any right to subscribe for or to
                         purchase or any option to purchase any such Convertible Securities for which an adjustment of the Conversion Price has been or is to be made pursuant to the provisions of Section 8(A) then no further adjustment of the Conversion Price shall be made by reason of such issue or sale unless the price per share received by the Corporation upon the conversion or exchange of such Convertible Securities when actually issued differs from the price per share which was last used to adjust the Conversion Price or unless by the terms of such Convertible Securities the price per share which the Corporation will receive upon any such issuance of shares of Common Stock upon conversion or exchange of such Convertible Securities differs from the price per share which was last used to adjust the Conversion Price, in either of which events the Conversion Price shall be adjusted upon the occurrence of either of such events to reflect the new price per share of Common Stock; and, further provided, that upon the termination of the right to convert or to exchange such Convertible Securities for shares of Common Stock, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities, which were not so converted or exchanged, shall no longer be deemed to be issued and outstanding, and (b) the Conversion Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the number of shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities.

                              (C) Determination of Issue Price. In case any
                         shares of Common Stock or Convertible Securities of the Corporation shall be issued for cash, the consideration received therefor, which shall be the gross sales price for such security without deducting therefrom any commission or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Corporation therefor. In case any shares of Common Stock or Convertible Securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this Section 8, the Board of Directors of the Corporation shall determine the fair value of such consideration, irrespective of accounting treatment,


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                         and such shares of Common Stock or Convertible
                         Securities shall be deemed to have been issued for an amount of cash equal to the value so determined by the Board of Directors. The reclassification of securities other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance for a consideration other than cash of such shares of Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares of Common Stock. In case any shares of Common Stock or Convertible Securities shall be issued together with other stock or securities or other assets of the Corporation for consideration, the Board of Directors of the Corporation shall determine what part of the consideration so received is to be deemed to be consideration for the issue of such shares of Common Stock or Convertible Securities.

                              (D) Determination of Date of Issue. In case the
                         Corporation shall take a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                              (E) Treasury Shares. Shares of Common Stock at any
                         relevant time owned or held by, or for the account of, the Corporation shall not be deemed outstanding.

                    (v) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may be necessary or appropriate, in order to protect the conversion rights of the holders of the Convertible Series A against impairment.


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                    (vi) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or any other adjustment pursuant to this paragraph (d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish (in accordance with subsection (viii) below) to each holder of such Convertible Series A a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall furnish (in accordance with subsection (viii) below) or cause to be furnished to such holder a like certificate setting forth the
               (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Convertible Series A.

                    (vii) Notices of Record Date. In the event that:

                         (1) the Corporation shall set a record date for the
                    purpose of entitling the holders of its shares of Common Stock to receive a dividend, or other distribution, payable otherwise than in cash;

                         (2) the Corporation shall set a record date for the
                    purpose of entitling the holders of its shares of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights;

                         (3) there shall occur any capital reorganization of the
                    Corporation, reclassification of the shares of the Corporation (other than a subdivision or combination of its outstanding common stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another person or entity; or

                         (4) there shall occur a voluntary or involuntary
                    dissolution, liquidation, or winding up of the Corporation;

                         then, and in any such case, the Corporation shall cause
                    to be mailed to the holders of record of the outstanding shares of the Convertible Series A, at least 10 days prior to the date hereinafter specified, a notice stating (a) the date which (x) has been set as the record date for the purpose of such dividend, distribution, or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or, winding up is to take place and (b) the record date as of which holders of Common Stock of


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                    record shall be entitled to other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                         (viii) Notices. Any notice required by the provisions
                    of this paragraph (d) to be given to the holders of shares of Convertible Series A shall be in writing and shall be delivered by personal service or agent, or by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to each holder of record at its address appearing on the books of the Corporation. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt.

                         (ix) Fractional Shares. No fractional shares of Common
                    Stock shall be issued upon conversion of Convertible Series
                    A. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Market Price of one share of the Corporation's Common Stock on the date of conversion.

                         (x) Payment of Taxes. The Corporation will pay all
                    taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Convertible Series A, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Convertible Series A so converted were registered.

                         (xi) Reservation of Common Stock. The Corporation shall
                    at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Series A, the full number of shares of Common Stock deliverable upon the conversion of all shares of Convertible Series A from time to time outstanding. The Corporation shall from time to time increase the authorized number of shares of Common Stock if the remaining unissued authorized shares of Common Stock shall not be sufficient to permit the conversion of all of the Convertible Series A at the time outstanding.

                         (xii) Retirement of Convertible Series A Converted. No
                    shares of Convertible Series A that have been converted shall ever again be reissued, and all such shares so converted shall, upon such conversion, cease to be a part of the authorized shares of the Corporation.


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
               (e) No Preemptive Rights. No holder of the Convertible Series A shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or of bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or bonds, debentures, or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

               (f) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Convertible Series A shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Convertible Series A shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.


Dated: July 25, 2001

                                          NATURAL GAS SERVICES GROUP INC.,
                                          a Colorado corporation



                                          By:  /s/ Wayne L. Vinson
                                               ---------------------------------
                                               Wayne L. Vinson, President


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